UStel, Inc.

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       To be held August 20, 1997

To the Stockholders of UStel, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of UStel, Inc., a Minnesota corporation will be held on August 20, 1997, at 10:00 a.m., at the principal executive offices of UStel, 6167 Bristol Parkway, Suite 300, Culver City, California 90230, for the following purposes:

      1.To elect six directors;

      2. To ratify the action of the Company's Board of Directors in amending the 1993 Stock Option Plan;

      3. To ratify the selection of BDO Seidman, LLP, independent certified public accountants, as independent auditors for the year ending December 31, 1997; and

      4. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Only stockholders of record at the close of business on July 18, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     Only stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

     By Order of the Board of Directors


     WOUTER van BIENE
     Secretary

Culver City, CA
 July 23, 1997


         IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
             YOU ARE REQUESTED TO COMPLETE AND RETURN PROMPTLY
               THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                              PROXY STATEMENT
                               July 23, 1997
                                UStel, Inc.
                      6167 Bristol Parkway, Suite 300
                       Culver City, California 90230


Introduction

The accompanying proxy is solicited on behalf of the Board of Directors of UStel, Inc., a Minnesota corporation (the "Company" or "UStel"), for the use at the Annual Meeting of stockholders of the Company to be held at 10:00 a.m., August 20, 1997. The approximate mailing date for this proxy statement and the enclosed proxy is July 23, 1997. Only stockholders of record at the close of business on July 18, 1997 (the "Record Date") will be entitled to vote at the Annual Meeting.

The expense in soliciting proxies in the enclosed form will be paid by the Company. Following the original mailing of the proxies and soliciting materials, employees of the Company may solicit proxies in mail, telephone, telegraph, telecopy and personal interviews. The Company will request brokers, custodians, nominees and other record holders to forward the copies of the proxies and soliciting materials to persons for whom they hold shares of the Company's Common Stock and to request authority for the exercise of proxies;
in such cases, the Company will reimburse such holders for their reasonable expenses.

Voting

     As of the Record Date, there are 6,483,764 shares of Common Stock outstanding and 275,000 shares of Series A Convertible Preferred Stock, convertible into 374,990 shares of Common Stock which vote along with the Common Stock on an as if converted basis. Consequently the total shares of capital stock (Common and Preferred) entitled to vote will be 6,858,754.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised at the Annual Meeting by delivering to the Secretary of UStel at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

                           ELECTION OF DIRECTORS

     Six directors of the Company are to be elected, each to hold office until the next annual meeting of stockholders and until their respective successors are elected, or until death, resignation or removal. Shares represented by the accompanying proxy will be voted for the election of the following seven nominees recommended by the Board of Directors, unless the proxy is marked in such a manner as to withhold authority so to vote. Such nominees are the incumbent directors of the Company. If any such person is unable or unwilling to serve as a nominee for the office of the director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

     Every stockholder complying with the immediately following paragraph and entitled to vote at any election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are normally entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit.

     No stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting prior to the voting of the stockholder's intention to cumulate the stockholder's votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination.

     The candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against the director and votes withheld have no legal effect.

     The names, ages and principal occupation at the Record Date and for the past five years and directorships of the nominated directors are set forth below.

     Robert L. B. Diener, age 49, served the Company as a consultant from July, 1995, to January 1996, devoting a substantial portion of his time to the Company's business. He became Executive Vice President in January, 1996, President and Chief Executive Officer on August 14, 1996 and Chairman and
Chief Executive Officer on December 23, 1996. From its inception in 1986 through 1993, Mr. Diener served as President and Chief Executive Officer of American Health Properties, Inc., a New York Stock Exchange ("NYSE") listed real estate investment trust specializing in health care. From 1976 through 1986, Mr. Diener held various positions with American Medical International, Inc., ("AMI"), a multinational hospital management company listed on the NYSE and included in the S&P 500, most recently Group Vice President--Corporate Development. For over seven years, he was a principal business development officer in the international division of AMI, overseeing projects worldwide. For four years prior to joining AMI, Mr. Diener was engaged in the private practice of law with a law firm in Los Angeles, California, concentrating in banking, real estate, corporate and securities law. Mr. Diener is the son of Royce Diener.

     Jerry Dackerman, age 47, served the Company as Executive Vice President and Director since August 14, 1996, and on December 23, 1996, was elected President and Chief Operating Officer. Mr. Dackerman founded Consortium 2000 in 1988 as a communications user group specializing in the design of large scale telecommunications networks utilizing a group purchasing approach.
Mr. Dackerman is President and Chief Executive Officer of Consortium 2000 and will continue to serve in such capacities after the Merger is completed. Mr. Dackerman's initial experience in the telecommunications field was with Executone, Inc. and RCA American Communications. In 1977, he founded Robin & Dackerman, Inc., an international telecommunications consulting firm specializing in the design and implementation of telecommunications networks. Mr. Dackerman is also a director of New USA Growth Fund.

     Dr. Wouter van Biene, age 48, has been the Senior Vice President, Chief Financial Officer and Secretary of Consortium 2000, Inc. since 1991. On August 14, 1996, he became Executive Vice President, Chief Financial Officer and Secretary of UStel and will continue to serve in his capacity as Senior Vice President and Chief Financial Officer of Consortium 2000 after the consummation of the Merger. From 1986 to 1991, he was a partner with Robin & Dackerman, Inc., a telecommunications consulting firm. From 1972 to 1986, he was employed by AMI where he achieved the level of Group Vice President-Information Systems and Chief Financial Officer for International Operations. Dr. van Biene earned a doctorate in Economics and Business Administration at the University of Amsterdam, the Netherlands.

     Royce Diener, age 79, has served as an advisor to the Company since July, 1995, became a director of the Company in January, 1996 and served as Chairman from August 14, 1996 to December 23, 1996. Mr. Diener served for over 18 years as President, then Chairman and Chief Executive Officer of AMI. He serves on the Board of Directors of Acuson, Inc. and American Health Properties, Inc., both listed on the NYSE. Among private companies, Mr. Diener serves on the Board of Directors of Harvard Medical International, an affiliate of Harvard University. He recently completed a ten-year term as a director of Advanced Technology Ventures, a registered investment firm located in Boston, Massachusetts, and Palo Alto, California. Mr. Diener is the father of Robert
L. B. Diener.

     Ann Graham Ehringer, Ph.D., age 57, became a director in May, 1997. Dr. Ehringer has been a director of the Family and Closely-Held Businesses Program and associate professor in the Entrepreneur Program in the Marshall School of Business of the University of Southern California since July 1996. From 1990 to 1996 Dr. Ehringer has acted as a private consultant to the owners and managers of small and mid-sized companies. From September 1992 to the present she has also been Chairman and Chief Executive Officer of S.P. Land, Inc. and S.P. Lodge, Inc., a real-estate holding business and a fine-dining business, respectively. Dr. Ehringer has a Ph.D. in Management from the University of Southern California, completed the Owner/President, Management Program at the Harvard Business School, received a M.A. from Stanford University and a B.A. from the University of Hawaii. She is a member of the Executive Advisory Panel for the "Executive" a Publication of the Academy of Management and of the National Association of Corporate Directors. She serves on the boards of directors of Dycam, Inc. (AMEX), Styles-On-Video, Inc.
(AMEX) and on other private and not-for-profit organizations.

     Jordan Barness became a director in May, 1997. Mr. Barness is a founding partner of the Los Angeles and New York-based law firm of Steinberg, Barness, Glasgow & Foster, LLP. He serves as President to Trans International Management Corporation, a domestic and international consulting, marketing and management firm. He was a member of the law firm of Cordero, Glasgow & Barness from 1986 to 1994 and a member of the law firm of Barness, Glasgow & Barness from 1994 to 1996. Mr. Barness received his Bachelor of Arts Degree in Political Economies of Industrial Societies from the University of California at Berkeley in 1979. He received his Juris Doctor Degree from Southwestern University School of Law in 1983. Mr. Barness is admitted to the New York and California Bars. Mr. Barness' practice includes general corporate, real estate and international law. Mr. Barness is the son of Amnon Barness, a stockholder and warrant holder of UStel, a shareholder of Consortium 2000 and one of the beneficiaries of the Palisades USTL Trust.

Board of Directors

     Directors are elected annually to serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their death, resignation or removal.

     The Audit Committee of the Board of Directors, comprised of Royce Diener, Ann Graham Ehringer and Jordan Barness, is responsible for making recommendations concerning the engagement of independent certified public accountants, approving professional services provided by the independent certified public accountants and reviewing the adequacy of the Company's internal accounting controls. The Compensation Committee, comprised of Royce Diener, Ann Graham Ehringer and Jordan Barness, is responsible for recommending to the Board of Directors all officer salaries, management incentive programs and bonus payments. Neither the Audit or Compensation Committees met formally in 1996. The Board of Directors met 18 times in 1996. Each director attended at least 75% of the aggregate of all meetings held by the Board in 1996 during such director's tenure as a director. Currently, none of the directors receives compensation for acting as a director. The Company anticipates that it may in the future institute a compensation plan for outside directors which will involve compensation for attending meetings and stock options.

Compensation Committee Interlocks and Insider Participation

     Prior to August 1996, the Company did not have a Compensation Committee or an Audit Committee. Messrs. Schwartz and Epling participated in deliberations concerning compensation of executive officers during 1995. None of the executive officers of the Company have served on the board of directors or on the compensation committee of any other related entity, except for Consortium 2000.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act of 1934 requires the Company's directors and officers, and persons who won more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Base solely on the Company's review of the copies of such reports received by it during the year ended December 31, 1996, the Company believes that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year or prior fiscal years, except as follows:



                                # of Late  # of Transactions   Failure to File
                                 Reports     Not Reported in     a Required
Name of Person and Position                    Timely Basis         Report


Robert L.B. Diener                       1           1
     Chairman, Chief Executive
     Officer and Director

Jerry Dackerman                          1           1
 President, Chief Operating
     Officer and Director

Barry K. Epling                                      1             Form 4
     Executive Vice President,
     Assistant Secretary and Director


Wouter van Biene                         1
     Executive Vice President, Chief
     Financial Officer and Director

Abe M. Sher                              1
     Vice President and General
     Counsel

Andrew J. Grey                           1           1             Forms 3 and 4
     Director

Royce Diener                             1

Kamel B. Nacif                                       2             Forms 3 and 4
     10% holder

TAD 1993 Family Trust                                1             Form 4
     10% holder

RGB 1993 Family Trust                                1             Form 4
     10% holder

     EXECUTIVE COMPENSATION

     The following table sets forth all compensation received by the Company's Chief Executive Officer and its other most highly compensated executive officers and key employees whose total cash and cash equivalent compensation exceeded $100,000 for services rendered to the Company for the years ended December 31, 1994, 1995 and 1996.

Long Term
Compensation

Awards
  Payouts

                                                                   Securities
                                                      Annual       Underlying
                                                   Compensation   Options/SAR's
Name and Principal Position                  Year     Salary           #

Robert L.B. Diener(1)
     Chairman, Chief Executive Officer and
     Former President
                                             1996  $     ---           ---
                                             1995        ---           ---
                                             1994        ---           ---

Jerry Dackerman(1)
     President, Chief Operating Officer and
     Director
                                             1996  $     ---           ---
                                             1995        ---           ---
                                             1994        ---           ---

Wouter van Biene(1)
                                             1996  $     ---           ---
                                             1995        ---           ---
                                             1994        ---           ---

Barry K. Epling
     Executive Vice President, Assistant
     Secretary, Director and Former Chief
     Operating Officer
                                             1996  $ 102,440       100,000
                                             1995     93,000           ---
                                             1994     93,000           ---

Noam Schwartz
     Former President, Chief Executive
     Officer and Director
                                             1996  $ 120,000       100,000
                                             1995    100,000       210,000
                                             1994     60,000       210,000

  (1) In January 1997, the Company entered into three-year employment agreements, retroactive to August 15, 1996, with Messrs. Diener, Dackerman and van Biene, at annual salaries of $200,000, $180,000, and $140,000, respectively, with bonuses to be determined at the discretion of the Board of Directors. The employment agreements for Messrs. Diener, Dackerman and van Biene provide that, under certain circumstances, in the event of a change in control of the Company, each employee shall be paid the amount of his compensation as would be due for the balance of his term of employment, or for the two year period from such change in control, whichever is longer.

     The Company has entered into employment agreements with Noam Schwartz and Barry Epling that provide for annual salaries of $120,000 (of which Mr. Schwartz only drew $100,000 in 1995) and $93,600, respectively. Mr. Schwartz's employment agreement provides for a three-year term ending March 1, 1997. Mr. Schwartz resigned effective December 15, 1996. Mr. Epling's employment agreement provides for a five-year term commencing December 1, 1993, although the salary provided for in such agreement did not commence until February 1, 1994. Each of the employment agreements also provides for bonuses to be paid at the discretion of the Company's Board of Directors.

     The compensation of Robert L. B. Diener, in his capacity as the Company's former Executive Vice President and Secretary, was payable by the Company as consulting fees to Diener Financial Group, a company wholly owned by Mr. Diener, under a one-year consulting agreement effective September 1, 1995. Pursuant to this arrangement, the Company agreed to pay Mr. Diener $7,500 per month. In addition, Mr. Diener was to personally receive $5,000 per month for a one year period starting November 1, 1995. The consulting agreement further provided that Diener Financial Group and Mr. Diener were to receive five-year warrants to purchase up to 100,000 shares each of Common Stock at a price of $5.00 per share. On August 14, 1996, Mr. Diener became President and Chief Executive Officer of the Company.

     In September, 1996, the Company entered into a two-year employment agreement with Abe M. Sher that provides for a monthly salary of $6,950.
Mr. Sher's employment commitment is for 50% of his working time. The Company previously granted Mr. Sher five-year warrants to purchase up to 200,000 shares of Common Stock at $5.00 per share and issued to him 32,000 shares of Common Stock. All of such warrants are currently exercisable. The 32,000 shares of Common Stock are restricted from transfer for two years from the date of grant and are forfeitable to the Company if Mr. Sher elects to terminate his employment with the Company during that two-year period.

1993 Stock Option Plan

     The 1993 Stock Option Plan (the "Stock Option Plan") provides for the grant of options to acquire the Company's Common Stock ("Options"), the direct grant of shares of the Company's Common Stock ("Stock Awards"), the grant of stock appreciation rights ("SARs"), or the grant of other cash awards ("Cash Awards") (Stock Awards, SARs and Cash Awards collectively are referred to herein as "Awards"). Options and Awards under Stock Option Plan may be issued to executives, directors, key employees and others providing valuable services to the Company and its subsidiaries. The Options issued may be incentive stock options or nonqualified stock options. A maximum of 450,000 shares of Common Stock of the Company may be issued under the Stock Option Plan. Of this amount, 40,000 options are available for grant. If any change is made in the stock subject to the Stock Option Plan, or subject to any Option or SAR granted under the Stock Option Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure or otherwise), the Stock Option Plan provides that appropriate adjustments will be made as to the maximum number of shares subject to the Stock Option Plan and the number of shares and exercise price per share of stock subject to outstanding options.

     The 1993 stock Option Plan is administered by the Board of Directors of the Company or a committee appointed by the Board. The exercise price of all options granted under the Stock Option Plan must be at least equal to the fair market value of such shares at the date of grant. The maximum term of options granted under the Stock Option Plan is 10 years. With respect to any participant who owns stock representing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any option must be equal at least to 110% of the fair market value of such shares on the date of grant.

     Options granted under the 1993 Stock Option Plan are nontransferable other than by will or by the laws of descent and distribution upon the death of the option holder and, during the lifetime of the option holder, are exercisable only by such option holder. Termination of employment at any time for cause immediately terminates all options held by the terminated employee.


                   OPTION/SAR GRANTS IN LAST FISCAL YEAR
                            (Individual Grants)


Name                      Number of Securities  Percent of Total
                          Underlying Options/    Options/SAR's      Exercise of
                             SAR's Granted     Granted to Employees Base Price   Expiration
                                  #              In Fiscal Year       ($/sh)       Date
                             -----------           -----------        -------    ----------
Robert L.B. Diener               -0-                   -0-              -0-          N/A
Noam Schwartz                100,000                    50             5.00         01/06
Barry Epling                 100,000                    50             5.00         01/06



           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FY-END OPTION/SAR VALUES
                           (Individual Grants)


                                                                          Value of
                                                            Number of     Unexercised
                                                            Unexercised   In-The-Money
                            Shares                          Options/SAR's Options/SAR's
                            Acquired         Value          At FY-End(#)  At FY-End(#)
                            On Exercise      Realized       Exercisable   Exercisable
 Name                         (#)              ($)          Unexercisable Unexercisable
                            -----------      -----------    ------------  -----------

Robert L.B. Diener              -0-             -0-              -0-           -0-
Noam Schwartz                   -0-             -0-              -0-           -0-
Barry Epling                100,000          500,000             -0-           -0-

     At December 31, 1995, there were outstanding options to acquire 210,000 shares of the Company's Common Stock under the Stock Option Plan. These options were granted in January, 1994 to Noam Schwartz, the Company's former President, at an exercise price of $7.50 per share. As of December 31, 1995, no options had been granted to any other executive officers of the Company and no options had been exercised. In January, 1996, the Company's Board of Directors approved the reduction of the exercise price of Mr. Schwartz's outstanding options to $5.00 per share. In January, 1996, the Company also granted to each of Noam Schwartz and Barry Epling from the Stock Option Plan, options to purchase 100,000 shares of Common Stock at $5.00 per share. In June, 1996, Mr. Epling exercised such options in connection with the Company's acquisition of a switch owned by Mr.Epling.

         Limitation of Director's Liability and Indemnification

     The Company's Articles of Incorporation limit the liability of its directors in their capacity as directors to the fullest extent permitted by the Minnesota Business Corporation Act. Specifically, directors of the Company will not be personally liable for monetary damages for breach of fiduciary duty as directors except liability for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws, or (v) any transaction from which the director derives an improper personal benefit.

     The Minnesota Business Corporation Act requires that the Company indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the Company. Reference is made to the detailed terms of the Minnesota Indemnification Statute (Minn. Stat. SEC.302A.521) for a complete statement of such indemnification rights. The Company's Bylaws also require the Company to provide indemnification to the fullest extent of the Minnesota Indemnification Statute.

               PROPOSED AMENDMENTS TO 1993 STOCK OPTION PLAN

In May, 1997, the Board of Directors amended the 1993 Stock Option Plan, subject to stockholder approval (which is being sought at the Annual Meeting) to increase the total number of shares covered by the 1993 Stock Option Plan from 450,000 to 1,450,000. Of the 450,000 shares of Common Stock which were originally authorized under the 1993 Stock Option Plan, only 40,000 options are available for grant. The Board of Directors believes that the selective use of stock options is an effective means of attracting, motivating and retaining employees and non-employee directors and that the availability of the number of shares covered by the 1993 Stock Option Plan, as amended, is essential to the success of the Company. Also in May 1997 the Board of Directors adopted an amendment to the plan eliminating the requirement for stockholder approval of Board action to reduce the exercise price at which options may be granted or the exercise price at which any outstanding option may be exercised. The Board of Directors believes that such an amendment will provide it with the necessary flexibility to react to changing market conditions for its stock and will incentivize persons eligible to receive or who have received options under the Stock Option Plan. The Board of Directors recommends that the stockholders vote FOR approval of the proposed amendments and for the Stock Option Plan as amended. The affirmative vote of a majority of all of the voting capital stock of the Company, present at the Annual Meeting in person or by proxy is required to approve the amendments. A copy of the 1993 Stock Option Plan, as amended by the Board will be furnished, without cost to stockholders on request to Wouter van Biene, secretary, UStel, Inc. 6167 Bristol Parkway, Suite 300, Culver City, California 90230.

                          CERTAIN TRANSACTIONS

     The Company has advanced funds to Mr. Noam Schwartz. At December 31, 1995 and 1996, Mr. Schwartz owed the Company approximately $193,000 and $177,000, respectively.

     In mid-1994, the Company retained Consortium 2000 as a non-exclusive independent sales representative on a commission basis. During 1994, 1995 and 1996, the Company paid, or became obligated to pay to Consortium 2000, for commissions the sums of $60,058, $1,335,029 and $2,058,163 respectively. As of December 31, 1994, 1995 and 1996, the Company owed $45,558, $449,774 and $0 respectively to Consortium 2000.

     In June, 1995, the Company obtained a revolving line of credit from Bank Leumi in the amount of $3,000,000, secured by certificates of deposit held by the bank and guaranteed by Noam Schwartz. This line of credit was fully repaid in July 1996.

     In August, 1995, the Company agreed to engage the Diener Financial Group as a financial consultant for a period of one year commencing September 1, 1995 and agreed to grant to the Diener Financial Group five year warrants to purchase 100,000 shares of the Company's Common Stock at $5.00 per share.
The sole principal of the Diener Financial Group is Robert Diener, who currently is the Company's Chairman and Chief Executive Officer. Pursuant to the Diener Financial Group engagement, the Company agreed to pay a consulting fee of $7,500 per month to the Diener Financial Group and $5,000 a month to Mr. Diener personally. The Company also agreed to additionally compensate the Diener Financial Group in an amount equal to 1%, 2% and 3% of the senior debt, subordinated debt and equity proceeds, respectively, raised by the Diener Financial Group for the Company. As of August 14, 1996, the engagement agreement with the Diener Financial Group was terminated with no additional sums owing to the Diener Financial Group.

     In October, 1995, the Company obtained a $1,500,000 term loan from a group of investors introduced to the Company by the Diener Financial Group. Of the
$1,500,000 loaned to the Company by the investor group, $500,000 came from Royce Diener. The loan bore interest at 10% per annum payable quarterly and was due in one year. The loan was secured by the Company's accounts receivable and unrestricted deposit accounts of the Company to the fullest extent permitted by law and was convertible at the lenders' option, in whole or in part, into shares of the Company's Common Stock at the rate of $5.00 per share. The Company also issued to the members of the investor group five-year warrants to purchase an aggregate of up to 100,000 shares of Common Stock at $5.00 per share. The warrants are allocable among the members of the investor group in proportion to the amount loaned to the Company, which means that Royce Diener, who loaned one-third of the total term loan, is entitled to one third of the warrants (i.e., warrants to purchase 33,333 shares of Common Stock). In consideration for arranging the term loan in 1995, the Company paid Robert Diener $15,000 (1% of the proceeds raised). The $1,500,000 term loan was repaid by the Company in January, 1996 from proceeds drawn under its new line of credit with Coast Business Credit.

     In January, 1996, the Company completed a private placement of 160,000 Units (consisting of 160,000 shares of Common Stock and 160,000 redeemable common stock purchase warrants) raising net proceeds of approximately $775,000. For assisting the Company in connection with this private placement, the Company paid Robert Diener the sum of $25,000. In November, 1995, the Company granted Mr. Diener 100,000 warrants exercisable at $5.00 per share, expiring October, 2000.

     In June, 1996, the Company acquired title to a telecommunications switch owned by Mr. Epling for aggregate consideration in the amount of $702,157. Consideration was paid by crediting $500,000 as payment for the issuance of 100,000 shares of Common Stock to Mr. Epling pursuant to the exercise of employee stock options, canceling approximately $117,799 in interim advances made by the Company to TYC, Inc., a corporation wholly-owned by Mr. Epling, and a cancellation of interim advances of approximately $68,656 made by the Company to Mr. Epling for upgrading the switch, and the issuance of an additional 7,851 shares of Common Stock to Mr. Epling based on a $5.00 per share market value. At the time the switching equipment was acquired, it was appraised at approximately $716,000.

     In July, 1996, the Company's Board of Directors authorized the issuance of 20,000 shares of Common Stock to Consortium 2000 at $5.75 per share to reconcile variances in commissions owed to Consortium 2000 for July, 1995 through March, 1996. At the consummation of the merger with Consortium 2000, these shares were distributed as dividends to the shareholders of Consortium 2000.

     In August, 1996, the Company entered into a two-year consulting agreement with Vanguard Consultants, Inc., a Nevada corporation owned by Ronnie Schwartz, to provide consulting services in the areas of marketing, finance and business development. Pursuant to this agreement, Vanguard Consultants, Inc. will receive $7,500 per month for such services.

     Noam Schwartz, and his brother, Ronnie Schwartz, personally guaranteed the Company's credit facility with Jeflor, Inc. As of December 31, 1996, the amount outstanding under this facility was $1,200,000. The loan was paid off in February 1997.

     Under Minnesota law, officers and directors of the Company may enter into transactions or contracts with the Company provided generally that (i) the transaction is fair to the Company at the time it is authorized or approved;
(ii) the stockholders approve the transaction after disclosure of the relationship or interest; or (iii) after disclosure to the Board of Directors, a majority of the disinterested board members authorize the transaction. In addition, any transaction involving a loan, guarantee or other financial assistance by the Company to an officer or director requires approval of the Board of Directors.

Related Party Transactions

     The Company has entered and anticipates that it will enter into business transactions with certain of its principal stockholders and entities that are owned or controlled by certain of its principal stockholders, including the acquisition of Consortium 2000. Although the Company may continue to enter into such transactions in the future, its policy is not to enter into transactions with related persons unless the terms thereof are at least as favorable to the Company as those that could be obtained for unaffiliated third parties and are approved by a majority of disinterested directors.

         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Price Range Of Common Stock

     The Company's Common Stock has traded in the over-the-counter market since June 22, 1994 and is included in the Nasdaq SmallCap Market under the symbol "USTL." The following table sets forth for the quarters indicated the high and low closing sale prices per share of Common Stock as reported by the Nasdaq SmallCap Market. Prices represent inter-dealer quotations, without adjustment for retail mark-ups, markdowns or commissions and may not necessarily represent actual transactions.



1994                              High                Low

Second Quarter (from June 22)    $5.625               $5.00
Third Quarter                     6.75                 5.125
Fourth Quarter                    7.50                 6.25

1995

First Quarter                    $7.50                $6.00
Second Quarter                    7.00                 5.00
Third Quarter                     6.50                 4.75
Fourth Quarter                    6.25                 4.75

1996

First Quarter                    $6.50                $5.00
Second Quarter                    7.00                 5.75
Third Quarter                     6.75                 6.00
Fourth Quarter                    6.00                 3.13

1997

First Quarter                    $4.38                $2.75
Second Quarter                    4.50                 3.50
Third Quarter
  (through July 8, 1997)          4.00                 3.62


     The 6,483,764 shares of Common Stock outstanding as of July 18, 1997 were held by approximately 129 record holders, who the Company believes held for in excess of 500 beneficial holders.



                         PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of the Common and Preferred Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) each director of the Company owning Common Stock, (iii) each executive officer of the Company owning Common Stock named in the "Executive Compensation" section and (iv) all executive officers and directors of the Company as a group.



      Name and Address(1)                            Number        Percent(1)

Robert L.B. Diener(2). . . . . . . . . . . . . . . . 211,476          3.2%


Jerry Dackerman. . . . . . . . . . . . . . . . . . . 116,054          1.8%


Wouter van Biene . . . . . . . . . . . . . . . . . . 123,907          1.9%


Abe M. Sher(3) . . . . . . . . . . . . . . . . . . . 232,000          3.4%


Barry Epling(4). . . . . . . . . . . . . . . . . . . 202,851          3.1%


Royce Diener(5). . . . . . . . . . . . . . . . . . . 635,676          9.7%


Kamel B. Nacif(6). . . . . . . . . . . . . . . . . . 750,000        10.9%


Ann Graham Ehringer, PhD . . . . . . . . . . . . . .     ---         ---


Jordan Barness . . . . . . . . . . . . . . . . . . .     ---         ---


All directors and officers as a group (eight
  persons)(7) . . . .                              2,271,964       34.0%

__________

(1) In calculating percentage ownership, all shares of Common Stock which the named stockholder has the right to acquire upon exercise of stock options or conversion of convertible securities exercisable or convertible within 60 days of the Record Date are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such stockholder, but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other stockholder. Percentages may be rounded. Each of such persons may be reached through the Company at 6167 Bristol Parkway, Suite 300, Culver City, California 90230.

(2) Consists of 6,476 shares of Common Stock and warrants exercisable to purchase up to 100,000 shares of Common Stock owned by the Diener Financial Group, and warrants to purchase up to an aggregate of 105,000 shares of Common Stock owned by Robert L.B. Diener, individually.

(3) Consists of 32,000 shares of Common Stock and 200,000 shares of Common Stock issuable upon the exercise of warrants.

(4) Consists of 107,851 shares of Common Stock and 95,000 shares that Mr. Epling has the right to acquire pursuant to the exercise of an option granted by Noam Schwartz and his father, David Schwartz. The terms of the options to acquire these shares are provided in separate Stock Option and Repurchase Agreements between Mr. Epling and Noam and David Schwartz. The Stock Option and Repurchase Agreements provide that the shares may be purchased from such individuals at an exercise price of $1.00 per share. The option is exercisable immediately and may be exercised at any time on or before January 12, 1998, provided, however, that in the event Mr. Epling's employment is terminated for reasons other than death or disability, the option shall terminate immediately.

(5) Includes 267,211 shares of Common Stock owned by the Palisades USTL Trust, a trust established by a group of investors for which Royce Diener serves as trustee. As trustee, Mr. Diener is vested with the authority to distribute any income and/or the principal of the Trust to its beneficiaries in the future. Also consists of 285,132 shares of Common Stock and warrants presently exercisable to purchase up to 83,333 shares of Common Stock held by Royce Diener individually.

(6) Consists of 374,990 shares of Common Stock and 374,990 shares of Common Stock underlying 275,000 shares of Series A Convertible Preferred Stock issued to Mr. Nacif.

(7) Includes an aggregate of 596,184 shares of Common Stock as to which the named directors and executive officers may acquire, as described in footnotes (2), (3), (4) and (5) above.

                  APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     BDO Seidman, LLP, independent accountants, have been the Company's independent auditors since 1992 and have been selected by the Board of Directors to serve as auditors for the year ending December 31, 1997. Stockholders are being asked to ratify the selection. A representative of BDO Seidman, LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she wishes and will also be available to respond to appropriate questions at the meeting.

     This proposal may be adopted by the affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy and entitled to vote at the Annual Meeting. The Board of Directors recommends a vote for the proposal to ratify the selection of BDO Seidman, LLP as the Company's independent accountants for 1997.

                               OTHER MATTERS

     As of the date of this Proxy Statement, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Annual Meeting. If other matters properly come before the Annual Meeting, those who act as proxies will vote in accordance with their judgment.

               STOCKHOLDER PROPOSALS -- NEXT ANNUAL MEETING

     Stockholders are entitled to present proposals for action at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules. Any proposals intended to be presented at the next Annual Meeting of Stockholders of the Company must be received at the Company's offices on or before April 23, 1998, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

     WOUTER van BIENE
     Secretary

Culver City, CA
 July 23, 1997


        YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
           WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
 YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.
FORM OF PROXY

USTEL, INC.

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON AUGUST 20, 1997. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Robert L. B. Diener with full power of substitution, as proxy of the undersigned to attend the Annual Meeting of Stockholders of Ustel, Inc. (the "Company") at the executive offices of the Company at 6167 Bristol Parkway, Suite 300, Culver City, California 90230 on August 20, 1997 at 10:00 a.m. and any adjournment of postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

1.     Election of Directors     &WP4-38; FOR all nominees listed
                                 &WP4-38; WITHHOLD AUTHORITY

                    (except as marked to the contrary below to vote for all nominees listed below)

Robert L.B. Diener, Jerry Dackerman, Wouter van Biene, Royce Diener, Ann Graham Ehringer, PhD, Jordan Barness

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR each of the nominees.

2.Amendment to 1993 Stock Option Plan.

To ratify the Amendments to the 1993 Stock Option Plan and for the approval of the Stock Option Plan as amended, as set forth in the Proxy Statement.

     The Board of Directors recommends a vote FOR.

          FOR  &WP4-38;   AGAINST  &WP4-38;     ABSTAIN  &WP4-38;

3.To ratify the selection of BDO Seidman, LLP as independent auditors for the year ending December 31, 1997.

     The Board of Directors recommends a vote FOR.

          FOR  &WP4-38;   AGAINST  &WP4-38;     ABSTAIN  &WP4-38;

4.To approve any proposal to adjourn or postpone the Annual Meeting in the event that the management of the Company determines, in its sole discretion, that such adjournment or postponement is necessary or appropriate.

     The Board of Directors recommends a vote FOR.

          FOR  &WP4-38;   AGAINST  &WP4-38;     ABSTAIN  &WP4-38;

5.In their discretion, upon any and all such other matters as may properly come before the meeting.


Dated:                                          , 1997


                                 Signature


                                 Signature, if held jointly.

     THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED OR IF YOU MARK ABSTAIN, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. (Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

     STOCKHOLDERS ARE URGED TO MARK, DATE SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.